UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

Littelfuse, Inc.
(Exact Name Of Registrant As Specified In Charter)

Delaware	0-20388	36-3795742

(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

O’Hare Plaza
8755 West Higgins Road, Suite 500
Chicago, Illinois 60631
(Address of principal executive offices, including zip code)

(773) 628-1000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 27, 2012, the Company held its 2012 Annual Meeting of Stockholders. A quorum was present at the meeting as required by the Company’s Bylaws. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1: Election of Directors

The following six individuals were elected to the Board of Directors of the Company to serve as directors until the 2013 Annual Meeting of Stockholders and until their successors have been duly elected and qualified:

Nominees	Votes Cast For	Votes Withheld	Broker Non-Votes
Tzau-Jin (T. J.) Chung	19,647,015	200,504	587,734
Anthony Grillo	19,617,716	229,803	587,734
Gordon Hunter	19,308,260	539,259	587,734
John E. Major	19,350,340	497,179	587,734
William P. Noglows	19,644,751	202,768	587,734
Ronald L. Schubel	19,828,345	19,174	587,734

Proposal 2: Approval and Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Auditors

The appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 29, 2012 was approved and ratified.

For	Against	Abstain

20,135,973	291,425	7,855

Proposal 3: Advisory Vote on Compensation of Named Executive Officers

The stockholders approved, on an advisory, non-binding basis, the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes

19,295,081	382,836	169,602	587,734

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTELFUSE, INC.
(Registrant)

Dated: May 3, 2012	/s/ Philip G. Franklin
Philip G. Franklin
Vice President, Operations Support, Chief Financial Officer and Treasurer